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                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement"), made and entered into this 7th day of October, 2003, by and between Jerry Bardin, a California resident ("Consultant"), and Universal Electronics Inc., a Delaware Corporation ("UEI").

         WHEREAS, UEI is engaged in the business of (i) developing software, and building and marketing pre-programmed, easy-to-use wireless control devices and chips principally for home entertainment equipment and the subscription broadcast market, including without limitation, remote control devices, combination keyboard/remotes and touch-screen remotes, (ii) licensing its patented technologies and database of infrared codes to companies selling into the cable and satellite industries, and to original equipment manufacturers and
(iii) selling its universal remote control products to distributors and retailers in Europe, Asia, South America and Australia under the One For All(R) brand name; and

         WHEREAS, Consultant is UEI=s former Senior Vice President of Engineering, Operations and Quality and has expertise in and has intimate knowledge of UEI=s business;

         THEREFORE, the parties, intending to be legally bound, and for the good and valuable consideration, the adequacy of which is hereby recognized by the parties agree as follows:

1.       DEFINITIONS.

         (a) "Invention" shall mean any invention, discovery or improvement (including, without limitation, any technology, test, concept, idea, operation, product, process, method, formula, computer program or flowchart or software or firmware, data bases, technique or improvement thereof), whether or not related to a service or product of UEI being sold, developed or considered and whether or not patentable, and all know-how related thereto.

         (b) "Confidential Information" shall mean all information, whether provided orally or in writing, relating to the UEI=s business that has economic value and is not generally known to others, including, but not limited to, trade secrets, proposed domain names, trade dress, software, know-how, costs, methods of business operation, business plans, business and marketing concepts, financial information, projections and data, sales information, profit data and information regarding business partners, suppliers, vendors, distributors, and customers.

         (c) "Consulting Services" shall mean the services as defined by Section 3.

         (d) "Work Product" shall mean all information and works of authorship fixed in any tangible medium that are created in the process of providing Consulting Services or related in any way to UEI's business, including, but not limited to, trade secrets, proposed domain names, trade dress, software, know-how, costs, methods of business operation, business plans, business and marketing concepts, financial information, projections and data, sales information, profit data and information regarding business partners, suppliers, vendors, distributors, and customers.

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2.       TERM. The term of this Agreement shall commence on October 18, 2003 and shall continue until the end of business on February 29, 2004 (the "Term"), unless sooner terminated in accordance with the terms hereof.

3. CONSULTING SERVICES. During the term of this Agreement, Consultant shall provide his services as shall be necessary for a period of time, not to exceed twenty (20) hours per month, to advise and consult with UEI in areas relating to product development, product procurement, manufacturing, scheduling, quality assurance, vendor selection, negotiation, and such other activities associated with the normal business of UEI in connection with the manufacturing of products. The services shall include Consultant being available for advice and counsel to UEI from time to time by telephone, letter or in person. Each of the services listed above or elsewhere in this Agreement shall be provided by Consultant to the satisfaction of UEI.

4. COMPENSATION. As full compensation for the consulting services to be rendered by Consultant and for the performance of all other obligations hereunder, UEI shall pay to Consultant US$66,666.68, the amount to be paid in advance on October 18, 2003.

5. RESPONSIBILITY FOR BUSINESS EXPENSES. Consultant agrees that he shall be responsible for:

         (a) All individual taxes, fees, and licenses incurred in connection with rendering consulting services hereunder; and

         (b) All travel, office, entertainment, and other costs incurred in connection with carrying out his consulting services hereunder.

6. PROTECTION OF CONFIDENTIAL INFORMATION. Consultant agrees with respect to any Confidential Information received by him from UEI:

         (a) to hold the Confidential Information in confidence and use it only for the purposes authorized by UEI;

         (b) to promptly return all Confidential Information received by Consultant, regardless of media or form, to UEI at the request of UEI and to retain no reproductions, copies, extracts or summaries of any Confidential Information; and

         (c) to promptly notify UEI if the Confidential Information is required to be disclosed pursuant to any court or government action.

7.       PROPRIETARY RIGHTS.

         (a) Consultant recognizes that UEI's organization, business and relationship with clients, perspective clients and others having business dealings with UEI are and will be the sole property of UEI, and Consultant shall have no separate interests or rights with respect thereto.

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         (b)      Consultant understands that all technologies, processes and research that was or is developed by UEI, Consultant is the sole property of UEI. Therefore, subject to Section 7(c) below with respect to all Inventions and Work Product made or conceived by Consultant, whether or not during the hours of his Consulting Services conducted hereunder or with the use of UEI facilities, materials or personnel, either solely or jointly with others, during the term of this Agreement, and without royalty or any other consideration, Consultant hereby assigns all Inventions and Work Product to UEI and agrees to do the following:

                  (i) Communicate to UEI promptly and fully all Inventions made or conceived by Consultant (whether made or conceived solely by Consultant or jointly with others) during the term of this Agreement,
         (1) that relate to the business, work or investigations of UEI or of any companies that it owns or controls at the time the Inventions are created, or (2) that result from or are suggested by any work that Consultant has done or made for or on behalf of UEI, or (3) that are developed, tested, improved or investigated either in part or entirely on time for which Consultant was paid by UEI or using any funds, equipment, laboratories or other facilities of UEI.

                  (ii) Without charge to UEI, but at the request and expense of UEI, prepare applications for United States and/or foreign patents relating to Inventions as defined under Section 1(a) and prepare applications for copyright registrations relating to the Work Product as UEI may request, and assign to UEI, or its nominee, Consultant's entire right, title, and interest to all the Inventions, patents, Work Product, copyright registrations and applications relating to the foregoing. Consultant shall without charge to UEI, at the request and expense of UEI, provide assistance with, execute, acknowledge, and deliver any and all papers, including patent applications, and copyright applications, assignments, and applications for reissue, and do all other lawful acts, including the giving of testimony in proceedings in which Inventions may be involved or concerned, that UEI may consider necessary or proper to secure to UEI the fullest right to the Inventions and to patents and to copyright registrations in the United States and/or foreign countries covering the same, and to bring about the full protection of the same. Consultant agrees to perform the above-specified acts whether or not this Agreement is in force at the time UEI requests Consultant's performance.

                  In the event UEI is unable for any reason whatsoever to secure Consultant's signature to any lawful and necessary documents required to apply for, or to prosecute, any United States or foreign applications for a patent or copyright registration, Consultant hereby irrevocably designates and appoints UEI and its duly authorized officers and agents as its agent and attorney in fact, to act for and, in its behalf, to execute and file any said application and to do all other lawfully-permitted acts to further the prosecution and issuance of a patent or copyright registration based thereon. Consultant hereby waives and quitclaims to UEI any and all claims, of any nature whatsoever, that Consultant may now have or may hereafter have for infringement of any patent(s) or copyright registration(s) from any said application.

         (c) The foregoing notwithstanding, this Section 7 shall not apply to any Inventions of Consultant for which no equipment, supplies, facility, or trade secret information of UEI was used

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and that was developed entirely on Consultant's own time, unless (i) the
Invention relates (1) to the business of UEI or (2) to UEI's actual or demonstrably anticipated research or development, or (ii) the Invention results from any work performed by Consultant for UEI.

8.       TERMINATION.

         (a) This Agreement shall commence on the date hereof and shall terminate automatically at the end of the Term.

         (b) Notwithstanding the provisions of Section 8(a) above, UEI shall have the right to terminate this Agreement immediately by delivering to the Consultant written notice of termination in the event (i) of any attempted transfer or assignment by Consultant of (1) the entire Agreement (whether by operation of law or otherwise), (2) any right or obligation of Consultant hereunder without the prior written consent of UEI, (ii) of the conviction of Consultant of any crime that may, in UEI's sole discretion, adversely affect the ownership, operation, management, business or interests of Consultant or UEI,
(iii) Consultant shall become insolvent, or shall request his creditors for a moratorium, or shall enter into an assignment for the benefit of creditors or an assignment of composition with its creditors, or (iv) Consultant violates any provision of this Agreement.

         (c) Upon termination of this Agreement, Consultant shall return to UEI promptly and without charge all materials provided to the Consultant by UEI.

9. SURVIVAL. Sections 5, 6, 7, 9, 10, 20 and 23 shall survive the termination of this Agreement.

10. REMEDIES. Consultant acknowledges that the covenants and agreements that he has made in this Agreement are reasonable and are required for the reasonable protection of UEI's business and its goodwill. Consultant agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to UEI, and that in addition to all other remedies provided by law or in equity with respect to the breach, UEI and its subsidiaries, successors and assigns will be entitled to (i) withhold any payments or portion thereof due Consultant hereunder while Consultant is in breach, and (ii) enforce the specific performance by Consultant of Consultant's obligations hereunder and to enjoin Consultant from engaging in any activity in violation hereof, all without the need of posting bond or any other security, and that no claim by Consultant against UEI or its subsidiaries, successors or assigns will constitute a defense or bar to the specific enforcement of Consultant's obligations. Consultant agrees that UEI, any subsidiary, successor or assign shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorneys' fees and costs of litigation and any interest. Consultant further agrees that the withholding of any payments or portion thereof due it by UEI pursuant to this Section 10 shall in no way be construed as a limitation to the amount of damages sustained by UEI or to which UEI may be entitled or as liquidated damages.

11. PARTIAL INVALIDITY. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations of the parties hereto. Should any covenant or provision of this Agreement be determined to be unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or

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part thereof. If the scope of any covenant, provision or part thereof contained in this Agreement is too broad to permit enforcement to its full extent, this covenant, provision or part thereof shall be enforced to the maximum extent permitted by law, and the parties hereto hereby agrees that such scope may be judicially modified accordingly.

12. ASSIGNMENT. Consultant agrees that this Agreement may be assigned by UEI in its entirety to any entity controlled by, or under direct or indirect common control with, UEI and to any person to whom UEI sells its business or assets, and that upon any such assignment, such assignee shall acquire all of UEI's rights and obligations under this Agreement, including without limitation the right of assignment set out in this Section 12. The rights and obligations of Consultant hereunder, being personal in nature, may not be assigned or delegated without the prior written consent of UEI.

13. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

14. RELATIONSHIP OF THE PARTIES. None of the provisions of this Agreement shall be deemed to constitute an agency or employment relationship or partnership or joint venture between each of Consultant and UEI and neither Consultant nor UEI shall have any authority to bind the other in any way. Accordingly, the parties agree to the following:

         (a) Consultant shall not be required to participate actively in the day to day operations of UEI.

         (b) It is expressly understood that in furnishing the Consulting Services, neither Consultant nor any of its employees shall be an employee of UEI but shall act solely as an independent contractor. Accordingly, UEI will not supervise or control the manner in which Consultant performs the Consulting Services.

         (c) Consultant shall be fully responsible and liable for all acts and omissions of Consultant's employees and agents.

         (d) Neither Consultant nor any of its employees or agents shall make any representation that it, she or he is an agent or representative of UEI or is otherwise authorized to act for or on behalf of UEI and agrees not to create any obligation or to assume any responsibility for UEI or attempt to bind UEI in any manner whatsoever.

         (e) Consultant shall indemnify and hold UEI harmless with respect to any taxes, penalties or interest claimed by any taxing authority for failure to withhold any income taxes from the payments to Consultant provided for under this Agreement.

15. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to any party (a) upon delivery to the address of such party specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid; (b) upon dispatch if transmitted by

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telecopy or other means of facsimile, in any case to the parties at the following address(es) or telecopy number(s), as the case may be:

                  If to Consultant:
                           Jerry Bardin
                           To his last known address as shown on the book and Records of UEI.

                  If to UEI:
                           Richard A. Firehammer, Jr.
                           Senior Vice President and General Counsel
                           Universal Electronics Inc.
                           8190 Carrington Place
                           Bainbridge Township, Ohio 44023
                           Facsimile No.:  (440) 708-0721
                           Telephone No.:  (440) 708-0720

or to such address(es) or telecopy number(s) as any party may designate by written notice in the aforesaid manner.

16. NONEXCLUSIVITY. This Agreement does not grant to Consultant any exclusive right or privilege to provide Consulting Services to UEI of the type contemplated herein, and UEI reserves the right to contract with other parties for the procurement of comparable services.

17. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

18. ENTIRE UNDERSTANDING. This Agreement and the agreements referred to herein constitute the entire understanding and shall not be changed, altered, modified or discharged, except in writing consented to by all parties.

19. BINDING EFFECT. This Agreement shall be binding upon the administrators, legal representatives, and successors and permitted assigns of Consultant and UEI.

20. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the California.

21. COUNTERPARTS. This Agreement shall be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same agreement.

22. AUTHORITY. Each individual signing this Agreement warrants and represents that the individual has full power and proper authority to sign this Agreement and to bind the Party for which the individual purports to act.

23. VENUE AND JURISDICTION. The parties agree that all actions arising directly or indirectly as a result or in consequence of this Agreement, shall be instituted and litigated only in state or local

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courts in California, or the federal courts for the or the Central District of
California, and each of the parties hereby consent to the exclusive jurisdiction and venue of any such court, and waives any objection based on forum nonconveniens. Each of the parties hereby waives personal service of any and all process, and consents that all such service may be made by certified mail, return receipt requested, or by an overnight courier such as Federal Express and the like, directed to the party at the address(es) set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CONSULTANT:                            UEI:

JERRY BARDIN                           UNIVERSAL ELECTRONICS INC.

By:___________________________         By:______________________________________
   Jerry Bardin                           Robert P. Lilleness, President and COO

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